EXHIBIT 99.1

Endeavor IP, Inc.’s Wholly-Owned Subsidiary, Endeavor MeshTech, Inc., Enters Into Patent License And Settlement Agreement With Sensus USA, Inc.

NEW YORK, NY (August 20, 2014) – Endeavor IP, Inc. (OTC:BB: ENIP) (“Endeavor”), an intellectual property services and patent licensing company, announced today that its wholly-owned subsidiary Endeavor MeshTech, Inc. (“MeshTech”) has entered into a license and settlement agreement with Sensus USA, Inc (“Sensus”).

“This agreement highlights our ongoing commitment to monetizing and licensing our intellectual property,” said Rob Dhat, chief executive officer at Endeavor. “Entering into this agreement with Sensus marks the third settlement Endeavor has entered into with respect to its MeshTech portfolio and further demonstrates the strength of its intellectual property.”

About Endeavor IP, Inc.

Endeavor IP, Inc. is an intellectual property services and patent licensing company that is engaged in the acquisition and licensing of intellectual property.  Endeavor is based in New York, NY.

www.enip.com

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” estimate,” “continue,” “predict,” “demonstrate,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release.  These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different.  The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.